Exhibit 99.1

Rurban Financial Corp. Reports 2012 Second Quarter Results

DEFIANCE, Ohio, July 24, 2012 (GlobeNewswire) — Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “the Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the second quarter and six months ended June 30, 2012.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or “the Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the quarter ended June 30, 2012, Rurban reported net income of $1.0 million, or $0.21 per diluted share, compared to net income of $0.78 million, or $0.16 per diluted share, for the quarter ended June 30, 2011, and net income of $0.97 million, or $0.20 per diluted share, for the quarter ended March 31, 2012.

For the first six months of 2012, net income was $1.99 million, or $0.41 per common share, compared to $0.79 million, or $0.16 per common share, for the prior-year six month period. Excluding non-recurring items from the second quarter of 2011, including a gain of $1.87 million and a prepayment penalty of $1.08 million, both related to the balance sheet restructuring reported in the June 2011 quarter, as well as a contract buyout penalty paid to RDSI of $0.52 million, core earnings for the second quarter and first six months of 2011 were a loss of $0.09 million, or $(0.02) per share, and a loss of $0.08 million, or $(0.02) per share, respectively.

Key items for the 2012 second quarter include:

•	Rurban continues to improve profitability, reporting a quarterly ROA of 63 basis points compared to 45 basis points for the last twelve months.

•	Noninterest income has benefited from sustained activity in the mortgage market; year-to-date, mortgage banking contributed 40 percent of noninterest income compared to 14 percent for the prior-year six month period.

•	Quarterly noninterest expense has stabilized at approximately $6.87 million, or 4.27 percent of average assets. Although the ratio declined by 33 basis points from the year ago quarter primarily as a result of a ten percent staff reduction, operating expenses still represent a major opportunity for profitability improvement.

•	Portfolio loans grew $14.6 million, or 3.3 percent, over the past twelve months. Loan growth consisted primarily of $10.9 million of commercial real estate loans booked in the most recent quarter.

•	Year over year, nonperforming assets declined by $2.6 million, or 23 percent, to $8.86 million, or 1.40 percent of total assets. Reserve coverage of nonperforming loans at quarter-end was 93 percent compared to 69 percent at June 30, 2011.

•	On a consolidated level, Rurban’s tangible leverage improved by 83 basis points from the prior year second quarter, to 5.21 percent; it still remains a focus of management attention.

Mark Klein, President and Chief Executive Officer of Rurban Financial Corp., stated, “It is a pleasure to report another straight-forward quarter of strong operating performance. We hit the million dollar mark for net income this quarter, an event that last transpired exactly three years ago while RDSI was still generating $5 million of revenue per quarter. Although that source of revenue is now greatly diminished, we’ve offset the decline with other sources of revenue and a much more efficiently managed organization.

“We are energized and well-positioned to capitalize on our improved efficiencies and commitment to growth; our pipeline has been replenishing each quarter primarily with commercial and residential real estate loans. Although some of our markets are certainly not high growth, the experience of our lenders has prevailed; we grew nearly $12 million of commercial and commercial real estate loans this past quarter, despite tough underwriting standards that have maintained asset quality near the top of our peer group. In addition, our mortgage bankers originated approximately $80 million of residential real estate loans this past quarter, nearly all of which was sold. These two product lines – commercial real estate loans to hold in portfolio and residential mortgages that we originate for sale but continue to service – account for much of our six percent core revenue growth this past year.

“Our data services subsidiary, RDSI, continues to advance. Our banking clients are beginning to extend out their renewal contracts for years rather than months, and we are in the process of booking some new business. Although we haven’t retained 100% of our item processing customer base over the past year, the vast majority are still with us, and some have even expanded their relationship. This is a strong signal that clients are recognizing our efforts to stabilize RDSI, and that they have faith in its future.

“We have much to be optimistic about. Our bankers are combing the countryside, and the cities, as well, for new business opportunities. We opened a second loan production office in Columbus this past quarter to provide an additional base for our commercial and mortgage bankers. The demand is there, and now we have more lenders to respond effectively to these opportunities.

“We are pleased with our progress, and it is gratifying to see an improvement in our shareholders’ value. We continue to search for opportunities to grow and become more efficient, and we are becoming increasingly successful in these endeavors across-the-board.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income on a fully tax equivalent basis (“FTE”) and noninterest income from operations, was $8.56 million for the second quarter of 2012, up $0.48 million, or 6.0 percent, from the second quarter of 2011, and higher by $0.11 million, or 1.3 percent, from the linked quarter.

Net interest income (FTE) for the 2012 second quarter was $5.36 million, which was flat year over year but substantially higher than the previous quarter. Net interest income was positively impacted by the restoration of a more normalized net interest margin (FTE) of 3.81 percent for the second quarter 2012, as compared to 3.60 percent and 3.83 percent for the linked and prior-year second quarters, respectively. Although downward pressure on earning asset yields continues, liability costs are still declining, but to a lesser extent.

Noninterest Income

Noninterest income was $3.21 million for the second quarter of 2012, a decline of $1.9 million from the $5.1 million reported for the year-ago second quarter and $0.3 million less than the first quarter of 2012. Excluding from 2011 second quarter fee income the nonrecurring gain of $1.87 million from the sale of securities and the $0.52 million prepayment penalty received by RDSI, noninterest income from operations for the second quarter of 2012 increased by $0.5 million, or 18.5 percent; higher net revenue from mortgage banking was the primary growth factor. Compared to the linked quarter, a $0.49 million swing in net loan servicing fees accounted for the majority of the negative variance.

Data Services

($’s in thousands)	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011
Data Processing & Network Services	$194	$177	$320	$292	$302
Payment Solutions	633	708	720	784	823
Contract Buyout	-	551	-	-	519
RDSI Gross Revenue	827	1,436	1,040	1,076	1,644
Less: Intercompany	(251)	(793)	(369)	(333)	(340)
Nonrecurring					(519)
Net Data Services Fees	$576	$643	$671	$743	$785

Gross revenue generated by RDSI, including services provided to Rurban/State Bank, was $0.83 million for the second quarter of 2012. Excluding Rurban/State Bank intercompany transactions from both quarters and the one-time prepayment penalty from the 2011 quarter, net data services fees were $0.58 million for the current quarter compared to $0.79 million for the year-ago second quarter, a decline of $0.21 million. RDSI currently has contracts with 25 item processing clients, and is in the process of adding two new accounts.

Mortgage Banking

	Three Months Ended
($’s in thousands)	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011

Mortgage originations	$79,901	$68,331	$85,114	$68,989	$38,099
Mortgage sales	75,227	64,212	81,046	56,438	30,017
Mortgage servicing portfolio	459,380	422,802	402,062	370,033	351,888
Mortgage servicing rights	3,359	3,359	2,820	2,709	3,294

Mortgage servicing revenue:
Loan servicing fees	274	259	242	226	217
OMSR amortization	(254)	(349)	(329)	(251)	(94)
Net administrative fees	20	(90)	(87)	(25)	123
OMSR valuation adjustment	(185)	419	(221)	(771)	(127)
Net loan servicing fees	(165)	329	(308)	(796)	(4)
Gain on sale of mortgages	1,395	1,181	1,529	1,101	565
Mortgage banking revenue, net	$1,230	$1,510	$1,221	$305	$561

Mortgage loan originations continued to be exceptionally strong for the second quarter of 2012: $79.9 million, up $41.8 million, or 110 percent, from the $38.1 million generated in the second quarter of 2011, and higher by $11.6 million than the previous quarter. Sales into the secondary market were also exceptionally strong: $75.2 million, up $45.2 million, or 151 percent, above the $30.0 million sold in the year ago-quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.23 million for the second quarter of 2012 compared to $1.51 million for the linked quarter and $0.56 million for the year-ago second quarter. Year-to-date, the net mortgage servicing valuation adjustment was $0.23 million; this quarter’s negative valuation adjustment partially offset the large gain of the previous quarter. The mortgage servicing portfolio at the end of the second quarter 2012 was $459.4 million, up $107.5 million, or 30.5 percent, from 2011 second quarter-end.

The remainder of noninterest income was $1.40 million for the second quarter of 2012, derived from wealth management and customer service fees, plus other income primarily from bank-owned life insurance; these fees were virtually unchanged from the linked and year-ago quarters. These areas have provided ongoing stability to Rurban’s noninterest income stream. Rurban remains highly diversified for a company of its asset size. Core noninterest income contributed 37.5 percent of second quarter 2012 operating revenue; this compares to a 33.5 percent contribution for second quarter 2011.

Loan Loss Provision

The loan loss provision was $0.20 million for the second quarter of 2012, a decline of $0.69 million from the second quarter of 2011, and lower by $0.25 million from the linked quarter. The decreased provision expense reflects a 24 percent decline in nonperforming loans over the past twelve months, and an 82 percent decline in net charge-offs. At second quarter-end 2012, the loan loss reserve was $6.62 million, or 1.46 percent of total loans, providing 93 percent coverage of nonperforming loans at quarter-end; this compares to reserve coverage of 69 percent at second quarter-end 2011. Nonperforming loans declined by $2.23 million year over year, while net charge-offs declined by $0.86 million.

Noninterest Expense

For the second quarter of 2012, noninterest expense was $6.87 million compared to $6.67 million and $8.40 million for the linked and year-ago quarters, respectively. Excluding the $1.1 million prepayment penalty reported for the 2011 second quarter, noninterest expense from operations declined by $0.44 million, or 6.1 percent. Although expenses were reduced in virtually every category with the important exception of compensation expense, the largest improvement was in the professional fee category, which accounted for approximately 50 percent of the expense decline year over year. Excluding $0.55 million and $0.15 million of commissions paid primarily to State Bank’s mortgage bankers in the second quarters of 2012 and 2011, respectively, salary expense declined 8.4 percent, consistent with a decline of 24 FTE staff, or 10.5 percent, over the past twelve-month period. Reflecting this improvement in second quarter 2012 operating revenue and expense, the efficiency ratio declined to 77.7 percent, from 86.3 percent for the year-ago quarter.

Balance Sheet

Total assets as of June 30, 2012 were $632.5 million, an increase of $14.5 million, or 2.3 percent, from June 30, 2011. Total deposits as of second quarter-end 2012 were $518.7 million, higher by $22.8 million than at second quarter-end 2011. Over the past twelve months, the deposit mix shifted further toward lower-cost non-maturity deposits, which now comprise 60 percent of total deposits compared to 57 percent for the year-ago quarter. As a result of the improved mix combined with a continuation of declining interest rates, the cost of deposits declined from 79 basis points to 58 basis points. The balance sheet deleveraging completed in June 2011 further improved the liability mix and improved funding costs; the transaction reduced the average balance of higher-cost repos and FHLB advances from $59.1 million for the June 2011 quarter to $31.1 million for the 2012 June quarter, and reduced the weighted average interest rate from 3.09 percent to 1.72 percent for the current June quarter.

Loan Portfolio

($ in Thousands)	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011	Variance YOY

Commercial & Industrial (C&I)	$75,964	$78,450	$78,112	$77,269	$74,613	$1,351
% of Total	16.8%	17.8%	17.7%	17.6%	17.0%	1.8%

Commercial Real Estate	199,918	188,984	187,829	186,411	190,625	9,293
% of Total	44.2%	43.0%	42.4%	42.4%	43.6%	4.9%

Agriculture	41,093	37,741	38,361	38,601	38,453	2,640
% of Total	9.1%	8.6%	8.7%	8.8%	8.8%	6.9%

Residential Real Estate	85,046	84,771	87,656	85,399	82,782	2,264
% of Total	18.8%	19.3%	19.8%	19.5%	18.9%	2.7%

Consumer & Other	50,089	49,775	50,596	51,246	51,078	(989)
% of Total	11.1%	11.3%	11.4%	11.7%	11.7%	(1.9)%

Total Loans	$452,110	$439,721	$442,554	$438,926	$437,551	$14,559
						3.3%

Total loans held for investment (“HFI”) were $452.1 million at June 30, 2012 compared to $437.6 million for the prior-year quarter-end, up $14.6 million, or 3.3 percent. Commercial real estate (“CRE”) loans accounted for 64 percent of total loan growth over the past twelve-month period, up $9.3 million, or 4.9 percent. However, the majority of this CRE loan growth occurred during the most recent quarter; CRE outstandings increased by $10.9 million since March 31, 2012 (up 5.8 percent) to $199.9 million at June 30, 2012. CRE loans are the largest loan category, comprising 44 percent of State Bank’s loan portfolio. Residential real estate and C&I loans comprised the next largest loan categories, at 18.8 percent and 16.8 percent, respectively, as of June 30, 2012.

Asset Quality

Summary of Nonperforming Assets

($ in Thousands)

Nonaccruing Loan Category	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011

Commercial & Industrial (C&I)	$1,467	$2,021	$2,393	$2,466	$2,507
% of Total C&I loans	1.93%	2.58%	3.06%	3.19%	3.36%

Commercial Real Estate	1,345	1,481	1,456	2,210	2,620
% of Total CRE loans	0.67%	0.78%	0.78%	1.19%	1.37%

Agriculture	-	113	-	87	87
% of Total Ag loans	-	0.30%	-	0.23%	0.23%

Residential Real Estate	1,958	1,840	2,471	2,107	2,436
% of Total Res. RE loans	2.30%	2.17%	2.82%	2.47%	2.94%

Consumer & Other	545	1,056	580	461	423
% of Consumer & Other loans	1.09%	2.12%	1.15%	0.90%	0.83%

Total Nonaccruing Loans	5,315	6,511	6,900	7,331	8,073
% of Total Loans	1.18%	1.48%	1.56%	1.67%	1.85%

Accruing Restructured Loans	1,837	1,593	1,334	1,311	1,312

Total Nonperforming Loans	$7,152	$8,104	$8,234	$8,642	$9,385
% of Total Loans	1.58%	1.84%	1.86%	1.97%	2.14%

OREO & Repossessed Vehicles	1,708	1,807	1,830	1,970	2,056

Total Nonperforming Assets	$8,860	$9,911	$10,064	$10,612	$11,441
% of Total Assets	1.40%	1.54%	1.60%	1.70%	1.85%

Nonaccruing loans were $5.3 million as of June 30, 2012, a decline of $2.8 million, or 34 percent from the year-earlier level. The greatest improvement was reflected in the CRE portfolio, where nonaccrual loans declined over the past twelve months by $1.3 million, or 49 percent, to $1.3 million as of June 30, 2012. Currently, Rurban has only two nonperforming relationships that exceed $1.0 million; together, they account for $2.3 million, or 26 percent, of nonperforming assets.

NONPERFORMING ASSET RECONCILIATION

($ in Thousands)	Jun. 2012	Mar. 2012	Dec. 2011	Sep. 2011	Jun. 2011

Beginning Balance	$9,911	$10,064	$10,612	$11,441	$14,274
Additions	1,209	906	1,193	432	289
Returns to performing status	(306)	(419)	(169)	(206)	(352)
Principal payments	(1,773)	(402)	(375)	(281)	(844)
Sale of OREO/OAO	(147)	(23)	(358)	(246)	(416)
Loan charge-offs	(220)	(474)	(648)	(527)	(1,593)
Valuation write-downs	(58)	-	(214)	-	-
Restructured Loan Activity	244	259	23	(1)	83
Net Change	(1,051)	(153)	(548)	(829)	(2,833)

Total	$8,860	$9,911	$10,064	$10,612	$11,441

Capitalization

All capital ratios continue to improve; however, capital adequacy remains an important focus of management attention. Tangible leverage increased 83 basis points over the past twelve months, and now stands at 5.21 percent. All bank regulatory ratios remain in excess of “well-capitalized” levels, and continue to improve, as do capital ratios at the holding company level. At June 30, 2012, State Bank’s Total Risk-Based Capital was $56.0 million, $19.3 million above the well-capitalized level; the Total Risk-based Capital Ratio was 12.2 percent. As of June 30, 2012, Rurban had 4,861,779 common shares outstanding.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, and one center in Fort Wayne, Indiana; and two loan production offices in Columbus, Ohio and one loan production office in Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

Contact Information:

Anthony V. Cosentino, CFO

419-785-3663

RURBAN FINANCIAL CORP. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	June	March	December	September	June
($ in Thousands)	2012	2012	2011	2011	2011

ASSETS
Cash and due from banks	$14,636	$29,602	$14,846	$13,764	$10,486

Investment Securities:
Securities available for sale, at fair value	102,537	110,603	111,978	104,615	104,770
Other securities - FRB and FHLB Stock	3,748	3,685	3,685	3,748	3,748
Total investment securities	106,285	114,288	115,663	108,363	108,518

Loans held for sale	10,595	11,384	5,238	10,590	7,211

Loans, net of unearned income	452,110	439,721	442,554	438,926	437,551
Allowance for loan losses	(6,618)	(6,609)	(6,529)	(6,235)	(6,444)
Net loans	445,492	433,112	436,025	432,691	431,107

Premises and equipment, net	13,190	13,282	13,773	14,120	14,359
Purchased software	355	386	159	805	875
Cash surrender value of life insurance	12,401	12,312	12,224	12,134	12,042
Goodwill	16,353	16,353	16,353	16,734	16,734
Core deposits and other intangibles	1,534	1,691	1,849	2,006	2,191
Foreclosed assets held for sale, net	1,708	1,807	1,830	1,970	2,056
Mortgage servicing rights	3,359	3,359	2,820	2,709	3,294
Accrued interest receivable	1,597	1,802	1,635	2,061	1,959
Other assets	5,026	5,598	6,249	5,846	7,229
Total assets	$632,531	$644,976	$628,664	$623,793	$618,061

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$68,918	$71,077	$65,963	$62,080	$59,651
Interest bearing demand	109,268	118,898	107,446	103,229	101,972
Savings	53,777	52,599	49,665	48,146	48,771
Money market	81,114	82,799	74,244	79,163	72,823
Time deposits	205,584	210,119	221,447	221,731	212,653
Total deposits	518,661	535,492	518,765	514,349	495,870

Notes payable	2,249	2,519	2,788	2,865	3,142
Advances from Federal Home Loan Bank	17,500	12,611	12,776	12,940	24,602
Fed funds purchased	-	-	-	-	2,000
Repurchase agreements	15,824	17,771	18,779	18,778	19,867
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	3,836	3,556	2,954	2,704	2,392
Other liabilities	3,567	3,381	4,050	3,985	3,554
Total liabilities	582,257	595,950	580,732	576,241	572,047

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,350	15,338	15,323	15,302	15,280
Retained earnings	22,452	21,438	20,466	20,192	19,590
Accumulated other comprehensive income	1,672	1,450	1,343	1,258	344
Treasury stock	(1,769)	(1,769)	(1,769)	(1,769)	(1,769)
Total equity	50,274	49,026	47,932	47,552	46,014

Total liabilities and equity	$632,531	$644,976	$628,664	$623,793	$618,061

RURBAN FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATION - (Unaudited)

	Three Months Ended					Six Months Ended
($ in Thousands)	June	March	December	September	June	June	June
	2012	2012	2011	2011	2011	2012	2011
Interest income
Loans
Taxable	$6,037	$5,928	$6,171	$6,251	$6,170	$11,965	$12,022
Nontaxable	24	23	24	24	15	47	26
Securities
Taxable	403	399	387	446	566	802	1,177
Nontaxable	146	147	170	172	302	293	638
Other	-	-	-	-	-	-	-
Total interest income	6,610	6,497	6,752	6,893	7,053	13,107	13,863

Interest expense
Deposits	768	854	946	976	1,010	1,622	2,059
Other borrowings	(2)	34	22	25	24	32	49
Repurchase Agreements	60	68	70	72	344	128	770
Federal Home Loan Bank advances	75	74	77	79	113	149	246
Trust preferred securities	441	592	358	356	349	1,033	693
Total interest expense	1,342	1,622	1,473	1,508	1,840	2,964	3,817

Net interest income	5,268	4,875	5,279	5,385	5,213	10,143	10,046

Provision for loan losses	200	450	299	297	898	650	1,397

Net interest income after provision for loan losses	5,068	4,425	4,980	5,088	4,315	9,493	8,649

Noninterest income
Data service fees	576	643	671	743	1,304	1,219	2,216
Trust fees	607	642	623	629	669	1,249	1,364
Customer service fees	668	631	647	664	640	1,299	1,221
Gain on sale of mortgage and OMSR's	1,395	1,181	1,529	1,101	565	2,576	990
Mortgage loan servicing fees, net	(165)	329	(308)	(796)	(4)	164	135
Gain on sale of non-mortgage loans	-	-	127	-	38	-	81
Net gain (loss) on sales of securities	-	-	-	-	1,871	-	1,871
Loss on sale or disposal of assets	(50)	(56)	(46)	(27)	(160)	(106)	(260)
Other income	177	211	180	161	174	388	342
Total non-interest income	3,208	3,581	3,423	2,475	5,097	6,789	7,960

Noninterest expense
Salaries and employee benefits	3,597	3,499	3,488	3,583	3,573	7,096	7,103
Net occupancy expense	528	548	531	568	517	1,076	1,101
Equipment expense	712	711	709	690	718	1,423	1,429
FDIC insurance expense	223	214	191	145	254	437	572
Fixed asset and software impairment	-	-	609	-	-	-	-
Data processing fees	121	113	131	158	192	234	336
Professional fees	390	385	493	377	577	775	1,051
Marketing expense	103	90	93	89	90	193	146
Printing and office supplies	67	78	52	86	119	145	195
Telephone and communication	139	144	139	141	143	283	300
Postage and delivery expense	200	229	235	260	259	429	603
State, local and other taxes	118	120	77	103	134	238	278
Employee expense	119	106	113	143	172	225	268
Goodwill Impairment	-	-	381	-	-	-	-
Other intangible amortization expense	158	157	157	185	197	315	394
OREO Impairment	58	-	214	-	-	58	-
Other expenses	338	282	359	295	1,453	620	1,682
Total non-interest expense	6,871	6,676	7,972	6,823	8,398	13,547	15,458

Income before income tax expense	1,405	1,330	431	740	1,014	2,735	1,151
Income tax expense	391	358	157	137	237	749	363

Net income	$1,014	972	$274	$603	$777	$1,986	$788

Common share data:
Basic earnings per common share	$0.21	0.20	$0.06	$0.12	$0.16	$0.41	$0.16
Diluted earnings per common share	$0.21	0.20	$0.06	$0.12	$0.16	$0.41	$0.16

Average shares outstanding:
Basic:	4,862	4,862	4,862	4,862	4,862	4,862	4,862
Diluted:	4,862	4,862	4,862	4,862	4,862	4,862	4,862

RURBAN FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands except per share data)	Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
SUMMARY OF OPERATIONS	2012	2012	2011	2011	2011	2012	2011

Net interest income	$5,268	4,875	5,279	5,385	5,213	10,143	10,046
Tax-equivalent adjustment	$88	88	100	101	163	175	342
Tax-equivalent net interest income (core)	$5,356	4,963	5,379	5,486	5,376	10,318	10,388
Provision for loan loss	$200	450	299	297	898	650	1,397
Noninterest income	$3,208	3,581	3,423	2,475	5,097	6,789	7,960
Less: Non core items	$-	(90)	-	-	(2,390)	(90)	(2,390)
Core noninterest income	$3,208	3,491	3,423	2,475	2,707	6,699	5,569
Total revenue, tax-equivalent	$8,564	8,544	8,802	7,961	10,473	17,107	18,348
Core revenue, tax-equivalent	$8,564	8,454	8,802	7,961	8,083	17,017	15,957
Noninterest expense	$6,871	6,676	7,972	6,823	8,398	13,547	15,458
Less: Non core items	$-	-	990	-	1,083	-	1,083
Core noninterest expense	$6,871	6,676	6,982	6,823	7,315	13,547	14,375
Pre provision pretax income (loss)	$1,605	1,780	730	1,037	1,912	3,385	2,548
Core pre provision pretax income	$1,605	1,690	1,720	1,037	604	3,295	1,240
Pretax income (loss)	$1,405	1,330	431	740	1,013	2,735	1,151
Net income (loss)	$1,014	972	274	603	777	1,986	788
Core earnings (loss) after tax	$1,014	913	927	603	(86)	1,927	(75)

PER SHARE INFORMATION:
Basic & diluted earnings	$0.21	0.20	0.06	0.12	0.16	0.41	0.16
Core earnings	$0.21	0.19	0.19	0.12	(0.02)	0.40	(0.02)
Book value per common share	$10.34	10.08	9.86	9.78	9.46	10.34	9.46

PERFORMANCE RATIOS:
Return on average assets	0.63%	0.61%	0.17%	0.38%	0.48%	0.62%	0.24%
Core return on average assets	0.63%	0.57%	0.58%	0.38%	(0.05)%	0.60%	(0.02)%
Return on average common equity	8.20%	8.04%	2.33%	5.12%	6.66%	8.12%	3.39%
Core return on avg. tangible common equity	13.01%	12.18%	13.21%	8.80%	(1.29)%	12.47%	(0.55)%
Earning asset yield	4.76%	4.77%	4.93%	5.07%	5.14%	4.77%	5.05%
Cost of interest bearing liabilities	1.05%	1.28%	1.15%	1.19%	1.39%	1.16%	1.43%
Core efficiency ratio	77.66%	76.17%	74.80%	83.05%	86.30%	77.01%	87.61%
Core noninterest expense/average assets	4.27%	4.20%	4.39%	4.35%	4.51%	4.23%	4.39%
Core noninterest income/operating revenue	37.46%	40.86%	38.89%	31.09%	25.84%	39.16%	30.35%
Net interest margin	3.75%	3.53%	3.80%	3.90%	3.71%	3.64%	3.57%
Tax equivalent effect	0.06%	0.07%	0.07%	0.08%	0.12%	0.06%	0.12%
Net interest margin - fully tax equivalent basis	3.81%	3.60%	3.87%	3.98%	3.83%	3.70%	3.69%

ASSET QUALITY RATIOS:
Gross charge-offs	$252	474	648	527	1,593	726	2,232
Recoveries	$62	104	642	21	545	166	563
Net charge-offs	$190	370	6	506	1,048	560	1,669
Nonaccruing loans/total loans	1.18%	1.48%	1.56%	1.67%	1.85%	1.18%	1.85%
Nonperforming loans/total loans	1.58%	1.84%	1.86%	1.97%	2.14%	1.58%	2.14%
Nonaccruing assets/ loans & OREO	1.55%	1.88%	1.96%	2.11%	2.30%	1.55%	2.30%
Nonperforming assets/total assets	1.40%	1.54%	1.60%	1.70%	1.85%	1.40%	1.85%
Allowance for loan loss/nonperforming loans	92.5%	81.6%	79.3%	72.1%	68.7%	92.5%	68.7%
Allowance for loan loss/total loans	1.46%	1.50%	1.48%	1.42%	1.47%	1.46%	1.47%
Net loan charge-offs/average loans (ann.)	0.17%	0.34%	0.01%	0.46%	0.96%	0.25%	0.79%
Loan loss provision/net charge-offs	105.22%	121.52%	5243.77%	58.69%	85.74%	115.99%	83.73%

CAPITAL & LIQUDITY RATIOS:
Loans/Deposits	87.17%	82.12%	85.31%	85.34%	88.24%	87.17%	88.24%
Equity/Assets	7.95%	7.60%	7.62%	7.62%	7.44%	7.95%	7.44%
Tangible equity/Tangible assets	5.21%	4.88%	4.85%	4.63%	4.38%	5.21%	4.38%

END OF PERIOD BALANCES
Total loans	$452,110	439,721	442,554	438,926	437,551	452,110	437,551
Total assets	$632,531	644,976	628,664	623,793	618,061	632,531	618,061
Deposits	$518,661	535,492	518,765	514,349	495,870	518,661	495,870
Stockholders equity	$50,274	49,026	47,932	47,552	46,014	50,274	46,014
Intangibles	$18,242	18,430	18,361	19,545	19,800	18,242	19,800
Tangible equity	$32,032	30,596	29,571	28,007	26,214	32,032	26,214
Full-time equivalent employees	204	203	210	215	228	204	228

AVERAGE BALANCES
Total loans	$454,354	436,384	437,020	437,744	434,700	448,642	422,512
Total earning assets	$562,169	552,016	556,004	551,744	561,353	557,371	562,386
Total assets	$643,859	635,849	636,932	627,291	648,681	639,926	655,233
Deposits	$527,992	523,193	522,472	512,190	510,591	525,313	515,270
Stockholders equity	$49,464	48,377	47,035	47,087	46,629	48,946	46,452
Tangible equity	$31,165	29,981	28,082	27,414	26,694	30,889	27,323

RURBAN FINANCIAL CORP.

Rate Volume Analysis - (Unaudited)

For the Three and Six Months Ended June 30, 2012 and 2011

($ in Thousands)	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Taxable securities	$93,458	403	1.73%	$100,559	566	2.25%
Non-taxable securities	14,357	221	6.16%	26,094	457	7.01%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	454,354	6,074	5.35%	434,700	6,193	5.70%
Total earning assets	$562,169	6,698	4.77%	$561,353	7,216	5.14%

Cash and due from banks	24,109			28,732
Allowance for loan losses	(6,368)			(6,665)
Premises and equipment	15,119			16,501
Other assets	48,830			48,760
Total assets	$643,859			$648,681

Liabilities
Savings and interest-bearing demand	$250,496	52	0.08%	$233,437	92	0.16%
Time deposits	208,205	716	1.37%	214,108	918	1.71%
Repurchase agreements	17,957	60	1.34%	41,409	344	3.33%
Advances from FHLB	13,134	74	2.25%	17,738	113	2.56%
Junior subordinated debentures	20,620	421	8.17%	20,620	349	6.77%
Notes payable & other borrowed funds	2,178	19	3.52%	1,498	24	6.53%
Total interest-bearing liabilities	$512,591	1,342	1.05%	$528,810	1,840	1.39%

Non interest-bearing demand	69,291			63,046
Other liabilities	12,514			10,196
Total liabilities	594,395			602,052
Equity	$49,464			$46,629

Total liabilities and equity	$643,859			$648,681

Net interest income (tax equivalent basis)		$5,356			$5,376

Net interest income as a percent of average interest-earning assets			3.81%			3.83%

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Taxable securities	$89,234	802	1.80%	$103,189	1,177	2.28%
Non-taxable securities	19,495	444	4.56%	27,765	966	6.96%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	448,642	12,035	5.37%	431,431	12,063	5.59%

Total earning assets	$557,371	13,282	4.77%	$562,386	14,205	5.05%

Cash and due from banks	25,793			33,389
Allowance for loan losses	(6,405)			(6,739)
Premises and equipment	15,336			16,740
Other assets	47,831			49,456

Total assets	$639,926			$655,233

Liabilities
Savings and interest-bearing demand	$245,623	120	0.10%	$237,167	209	0.18%
Time deposits	211,445	1,502	1.42%	214,122	1,850	1.73%
Repurchase agreements	17,543	128	1.46%	44,146	770	3.49%
Advances from FHLB	12,901	149	2.31%	17,479	246	2.81%
Junior subordinated debentures	20,620	1,033	10.02%	20,620	693	6.72%
Notes payable & other borrowed funds	2,670	32	2.43%	1,531	49	6.40%

Total interest-bearing liabilities	$510,803	2,964	1.16%	$535,065	3,817	1.43%

Non interest-bearing demand	68,245			63,981
Other liabilities	11,932			9,734

Total liabilities	590,979			608,780

Equity	$48,946			$46,452

Total liabilities and equity	$639,926			$655,233

Net interest income (tax equivalent basis)		$10,318			$10,389

Net interest income as a percent of average interest-earning assets			3.70%			3.69%

Rurban Financial Corp.

Segment Reporting - (Unaudited)

Three Months Ended June 30, 2012

($ in Thousands)	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest income	$6,693	-	6,693	-	(83)	6,610
Interest expense	902	421	1,323	69	(50)	1,342

Net interest income	5,791	(421)	5,370	(69)	(33)	5,268

Provision for loan loss	200	-	200	-	-	200

Non-interest income	2,741	70	2,811	827	(430)	3,208
Non-interest expense	6,083	370	6,453	841	(423)	6,871

Net income - QTD	$1,579	(471)	1,108	(55)	(39)	1,014

Performance Measures

Average assets - QTD	$636,198	-	641,043	2,815	-	643,859
Return on average assets	0.99%	-	0.69%	-7.81%	-	0.63%

Average equity - QTD	$70,342	-	49,464	(1,667)	-	49,464
Return on average equity	8.98%	-	8.96%	-	-	8.20%

Average loans - QTD	$454,956	2,000	456,956	-	(2,602)	454,354
Average deposits - QTD	$529,346	-	529,346	-	(1,354)	527,992

Rurban Financial Corp.

Segment Reporting - (Unaudited)

Six Months Ended June 30, 2012

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest income	$13,190	-	13,190	-	(83)	13,107
Interest expense	1,899	1,033	2,932	82	(50)	2,964

Net interest income	11,291	(1,033)	10,258	(82)	(33)	10,143

Provision for loan loss	650	-	650	-	-	650

Non-interest income	5,785	139	5,924	2,263	(1,399)	6,789
Non-interest expense	12,530	664	13,194	1,725	(1,372)	13,547

Net income - YTD	$2,763	(1,019)	1,744	301	(59)	1,986

Performance Measures

Average assets - YTD	$632,434	-	636,851	3,075		639,926
Return on average assets	0.87%	-	0.37%	13.05%	-	0.62%

Average equity - YTD	$66,851	-	48,946	(1,758)	-	48,946
Return on average equity	8.27%	-	4.75%	-	-	8.12%

Average loans - YTD	$449,170	2,000	451,170	-	(2,528)	448,642
Average deposits - YTD	$526,937	-	526,937	-	(1,624)	525,313

RURBAN FINANCIAL CORP.

SUMMARY OF NONPERFORMING ASSETS

($ in Thousands)	June	March	December	September	June
	2012	2012	2011	2011	2011

Commercial & industrial	$1,467	2,021	2,393	2,466	2,507
Commercial real estate	1,345	1,481	1,456	2,210	2,620
Agricultural	-	113	-	87	87
Residential real estate	1,958	1,840	2,471	2,107	2,436
Home Equity Line of Credit (HELOC)	540	1,044	562	440	373
Consumer	5	12	18	21	50
Leasing	-	-	-	-	-

Total nonaccruing loans (1)	$5,315	6,511	6,900	7,331	8,073

Other real estate owned (OREO) &
Repossessed vehicles	$1,708	1,807	1,830	1,970	2,056

Total nonaccruing assets	$7,023	8,318	8,730	9,301	10,129

Total allowance for loan losses	$6,618	6,609	6,529	6,235	6,444

Accruing restructured loans (TDR's) (2)	$1,837	1,593	1,334	1,311	1,312

Total nonperforming loans (nonaccruing loans & TDR's)	$7,152	8,104	8,234	8,642	9,385

Total nonperforming assets	$8,860	9,911	10,064	10,612	11,441

(1) Includes $1.83 million of restructured loans on nonaccruing status at June 30, 2012. There were no loans past due in excess of 90 days still accruing interest.

(2) Accruing restructured loans at June 30, 2012 consists primarily of residential and commercial real estate loans that have been modified and are performing in accordance with those modified terms.

	June	March	December	September	June
	2012	2012	2011	2011	2011

30-59 days past due	$1,385	271	1,002	573	1,121
60-89 days past due	$778	294	978	146	248
90 + days past due	$2,787	4,926	5,064	6,052	6,809

Total delinquent loans	$4,950	5,491	7,044	6,771	8,178

RURBAN FINANCIAL CORP.

TOTAL LOAN BALANCES

($ in Thousands)	June	March	December	September	June
	2012	2012	2011	2011	2011

Commercial & industrial	75,757	78,450	78,112	77,269	74,613
Commercial real estate	199,918	188,984	187,829	186,411	190,625
Agricultural	41,093	37,741	38,361	38,601	38,453
Residential real estate	85,046	84,771	87,656	85,399	82,782
Home Equity Line of Credit (HELOC)	39,983	40,435	41,704	41,710	41,675
Consumer	10,106	9,133	8,676	9,259	9,173
Leasing	207	207	216	277	230

Total loans	452,110	439,721	442,554	438,926	437,551

Loans held for sale	10,595	11,384	5,238	10,590	7,211

RURBAN FINANCIAL CORP.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended					Six Months Ended
($ in Thousands)	June	March	December	September	June	June	June
	2012	2012	2011	2011	2011	2012	2011

GAAP Earnings	$1,014	972	274	603	777	1,986	788

Realized securities gains (1)	-	-	-	-	(1,871)	-	(1,871)
Prepayment penalties (1)	-	-	-	-	1,083	-	1,083
Hardware write-offs (2)	-	-	609	-	-	-	-
Contract buyouts (2)	-	(90)	-	-	(519)	(90)	(519)
Writedown of goodwill and other intangibles (2)	-	-	381	-	-	-	-

Total non-core Items	-	(90)	990	-	(1,307)	(90)	(1,307)

Applicable income tax effect on non-core Items	-	31	(336)	-	445	31	445
After-tax non core Items	-	(59)	653	-	(863)	(59)	(863)

Core recurring net income	1,014	913	927	603	(86)	1,927	(75)

(1) State Bank & Trust

(2) RDSI

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	June	March	December	September	June	June	June
Dollars in thousands	2012	2012	2011	2011	2011	2012	2011

Recurring total revenue - excluding realized securities gains/losses, gains/losses on sales of assets, interest accrued on RDSI loans ("Core revenue")	$8,564	8,454	8,802	7,961	8,083	17,017	15,957

Tax equivalent adjustment (1)	88	88	100	101	163	175	342
Contract buyouts (2)	-	(90)	-	-	(519)	(90)	(519)
Realized securities gains (1)	-	-	-	-	(1,871)	-	(1,871)
(Gains)/losses on sales of assets (1)	-	-	-	-	-	-	-
Total nonrecurring items	88	(2)	100	101	(2,227)	85	(2,048)
Total GAAP revenue	$8,476	8,456	8,702	7,860	10,310	16,932	18,006

Recurring net Interest Income - excluding interest accrued on New Core loan ("Core noninterest income")	$5,356	4,963	5,379	5,486	5,376	10,318	10,388

Tax equivalent adjustment (1)	88	88	100	101	163	175	342
Total nonrecurring items	88	88	100	101	163	175	342
GAAP Net interest income	$5,268	4,875	5,279	5,385	5,213	10,143	10,046

Recurring noninterest income - excluding realized securities gains/losses, gains/losses on sales of assets, etc. ("Core noninterest income")	$3,208	3,491	3,423	2,475	2,707	6,699	5,569

Contract buyouts (2)	-	(90)	-	-	(519)	(90)	(519)
Realized securities gains (1)	-	-	-	-	(1,871)	-	(1,871)
Total nonrecurring items	-	(90)	-	-	(2,390)	(90)	(2,390)
GAAP noninterest income	$3,208	3,581	3,423	2,475	5,097	6,789	7,960

Recurring loan loss provision	$200	450	299	297	898	650	1,397
Total nonrecurring items	-	-	-	-	-	-	-
GAAP loan loss provision	$200	450	299	297	898	650	1,397

Recurring noninterest expense — excluding unrealized OREO writedowns, writedowns of goodwill and other intangibles, software and hardware writedowns, contract write-offs, early termination fees and RDSI loan write-off	$6,871	6,676	6,982	6,823	7,315	13,547	14,375

FHLB/REPO prepayment penalties (1)	-	-	-	-	1,083	-	1,083
Hardware write-offs (2)	-	-	609	-	-	-	-
Writedown of goodwill and other intangibles (2)	-	-	381	-	-	-	-
Total Nonrecurring items	-	-	990	-	1,083	-	1,083
GAAP Noninterest Expense	$6,871	6,676	7,972	6,823	8,398	13,547	15,458